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                                                                     Exhibit 4.1
                                                                     -----------

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR
OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR
EXEMPTION FROM REGISTRATION UNDER THE FOREGOING LAWS. ACCORDINGLY, THIS NOTE AND
ANY SECURITIES INTO WHICH IT MAY BE CONVERTED MAY NOT BE SOLD, TRANSFERRED OR
OTHERWISE DISPOSED OF WITHOUT (i) AN OPINION OF COUNSEL SATISFACTORY TO MGI
PHARMA, INC. THAT SUCH SALE, TRANSFER OR OTHER DISPOSITION MAY LAWFULLY BE MADE
WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE
SECURITIES LAWS OR (ii) SUCH REGISTRATION.

                                MGI PHARMA, INC.

                                     FORM OF
                    CONVERTIBLE SUBORDINATED PROMISSORY NOTE

$_______________                                               December 2, 2002

         MGI PHARMA, Inc., a Minnesota corporation (the "Company"), for value received, hereby promises to pay to ______________________________, at the address designated below, or registered assigns (the "Holder"), the principal sum of $_______________ in lawful money of the United States of America, plus simple interest on the unpaid principal balance of this Note at an annual rate of 3%. The principal amount of this Note shall be payable on December 1, 2007.
Accrued interest shall be payable semiannually on June 1 and December 1 of each year until paid in full or the Note is converted or prepaid as provided herein.

         This Note has been executed and delivered pursuant to the Convertible
Note and Warrant Purchase Agreement, dated as of November 27, 2002, (the
"Purchase Agreement") by the Company and Holder. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to them in the Purchase Agreement.

         This Note is subject to the following terms and conditions:

         1. Prepayment. This Note is not prepayable except as expressly provided in this Section 1. At any time and from time to time following the three-year anniversary of the date of this Note and provided the closing price of the Common Stock as reported by the Nasdaq National Market is at or in excess of 125% of the Conversion Price (as defined below) for an aggregate of fifteen (15) trading days during any period of twenty (20) trading days, the Company may elect to prepay all or any portion of the outstanding principal amount of this Note then outstanding together with all accrued and unpaid interest on such outstanding principal amount. If the Company elects to make such prepayment, the Company shall deliver to the Holder at least thirty (30) days prior to the date on which the prepayment is to be consummated (the "Prepayment Date"), a written notice of such election. Notwithstanding the foregoing, the Holder shall, following the receipt of such notice, have the right to convert all or any portion of the outstanding principal amount of this Note plus any accrued and unpaid interest on the

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principal amount converted by delivering to the Company a written notice of such election no later than five (5) days prior to the Prepayment Date.

         2. Acceleration of Maturity. Upon the occurrence of any of the following events (each, an "Event of Default"):

                  (a) failure to pay interest on this Note when due, continued for five days;

                  (b) failure to pay principal on this Note when due;

                  (c) any receivership, insolvency proceeding, bankruptcy, assignment for the benefit of creditors, reorganization, inability of the Company to pay its debts as they become due, whether or not pursuant to bankruptcy laws, dissolution, liquidation or any other marshalling of assets and liabilities of the Company;

                  (d) default by the Company in the performance of the covenants contained herein or any material default in the covenants of the Company set forth in the Purchase Agreement or Warrants, which is not cured within 30 days after written notice of default is delivered to the Company; or

                  (e) any representation or warranty of the Company contained in the Purchase Agreement is false or misleading in any material respect on the date made.

the Holder may declare the entire principal and accrued interest on this Note due and payable immediately, and upon such declaration this Note shall become immediately due and payable without further notice, demand or presentment.

         Any principal amount hereof not paid when demand is made therefor shall, at the option of the Holder, bear interest from the date of such demand until paid in full at a rate per annum equal to the rate of interest applicable immediately prior to such demand plus 5%.

         The Company agrees to pay all reasonable costs of collection, including reasonable attorneys' fees, in an Event of Default.

         3. Subordination. This Note shall rank pari passu in seniority with the other notes issued under the Purchase Agreement. The indebtedness evidenced by this Note is and shall remain subordinate in right of payment to all Senior Debt to the extent and in the manner hereinafter set forth. "Senior Debt" shall mean the principal and interest on indebtedness of the Company to financial institutions for borrowed money (other than the indebtedness evidenced by this Note and the other notes issued and sold pursuant to the Purchase Agreement), whether created, incurred or assumed before or after the date hereof and which is permitted under Section 5.2 of the Purchase Agreement, except such as by its terms is expressly not superior in right of payment to this Note, and renewals, extensions and refundings of any such indebtedness. The subordination provisions contained in this Section 3 are expressly and only for the benefit of third party senior creditors of the Company and shall in no way limit the rights or remedies of Holder against the Company, including without limitation the time at which or the method with which Holder may proceed against the Company for any default.

         Upon any distribution of assets of the Company, upon dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency or receivership

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proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Company, or otherwise, Senior
Debt shall first be paid in full, or provision made for such payment in cash, before any payment is made on account of the principal of and interest on this Note. In such event, upon payment in full of all Senior Debt, Holder shall be subrogated ratably to all rights of such Senior Debtors to receive payments or distributions of the assets of the Company applicable to such Senior Debt until the principal of and interest on this Note shall be paid in full.

         No payment of principal of or interest on this Note shall be made if the Company is in default, or such payment would result in a default, with respect to the payment of any Senior Debt. For purposes of this paragraph, default with respect to payment of any Senior Debt shall refer to failure of the Company to pay in full when due the principal of or interest or premium on any such Senior Debt, or any portion thereof, according to its terms.
Notwithstanding the foregoing, payment of principal and interest on this Note shall not be subordinated to the prior payment of such Senior Debt as to all amounts which actually are paid by the Company under this Note if the Company was not in default, and such payment did not result in a default, with respect to the payment of any Senior Debt at the time or times such payment or payments were made.

         4. Conversion Rights. This Note shall be convertible, in whole or in part ($1,000 or an integral multiple thereof), into fully paid and nonassessable shares of common stock, $.01 par value, of the Company, at the option of Holder, upon the following terms:

                  (a) Holder may exercise the right of conversion at any time prior to the full payment by the Company of the principal balance of this Note.

                  (b) The Company shall not be required to issue any fraction of a share upon any conversion of this Note. The Company may make a cash adjustment in lieu of any such fraction of a share which otherwise would be issuable upon such conversion.

                  (c) Subject to adjustment in accordance with the provisions of
         Section 4(d), such conversion shall be at the rate of one common share for each $____ of principal being converted (the "Conversion Price").

                  (d) The Conversion Price shall be subject to adjustment from time to time as hereinafter provided in this Section 4(d):

                           (1) If the Company at any time divides the
                  outstanding shares of its common stock into a greater number of shares (whether pursuant to a stock split, stock dividend or otherwise), and conversely, if the outstanding shares of its common stock are combined into a smaller number of shares, the Conversion Price in effect immediately prior to such division or combination shall be proportionately adjusted to reflect the reduction or increase in the value of each such common share.

                           (2) If any capital reorganization or reclassification
                  of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of the Company's

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                  common stock shall be entitled to receive stock, securities or assets with respect to or in exchange for such common stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, Holder shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Note and in lieu of the shares of the common stock of the Company immediately theretofore
                  purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, other securities or assets as would have been issued or delivered to Holder if
                  Holder had exercised this Note and had received such shares of common stock immediately prior to such reorganization,
                  reclassification, consolidation, merger or sale. The Company shall not effect any such consolidation, merger or sale unless prior to the consummation thereof the successor corporation
                  (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall
                  assume by written instrument executed and mailed to the Holder at the last address of the Holder appearing on the books of the Company the obligation to deliver to the Holder such
                  shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to
                  purchase.

         5. Adjustment of Conversion Price.

                  (a) Consolidation, Merger or Sale of Assets. If, prior to the conversion of this Note, the Company shall at any time consolidate with or merge into another corporation, the Holder will thereafter receive, upon the conversion hereof in accordance with the terms of this Note, the securities to which the holder of the number of shares of Common
         Stock then deliverable upon the conversion of this Notes would have been entitled upon such consolidation or merger, and the Company shall take such steps in connection with such consolidation or merger as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities thereafter deliverable upon the conversion of the Note. The
         Company or the successor corporation, as the case may be, shall execute and deliver to the Holder a supplemental agreement so providing. A sale of all or substantially all the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes. The provisions of this Section 5(a) shall similarly apply to successive mergers or consolidations or sales or other transfers.

                  (b) Stock Dividends, Subdivisions, Combinations and
         Reclassifications. In case the Company shall at any time after the date hereof (i) declare a dividend on the Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the Conversion Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and/or the number and kind of shares of capital stock issuable upon conversion of this Note on such date shall be proportionately adjusted so that the Holder after such time shall be entitled to receive upon conversion of this Note

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         the aggregate number and kind of shares of capital stock which, if such
         Note had been converted immediately prior to such date and at a time when the Common Stock transfer books of the Company were open, such holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

                  (c) Notice of Adjustment. Whenever the number of Conversion
         Shares or number or kind of securities or other property purchasable upon the conversion of this Note or the Conversion Price is adjusted, as herein provided, the Company shall promptly give the Holder notice of such adjustment or adjustments setting forth the number of Conversion Shares (and other securities or property) issuable upon the conversion of this Note and the Conversion Price of such Conversion
         Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

         6. Registration Rights. The Holder and any permitted transferee of the Holder shall be entitled to the registration rights as set forth in Article VI of the Purchase Agreement.

         7. Reservation of Shares. The Company shall at all times during the period this Note is outstanding reserve from its authorized and unissued Common
Stock, solely for the purpose of issuance, directly or indirectly, upon the conversion of this Note, a sufficient number of shares of Common Stock to provide for the issuance of Common Stock upon conversion of the rights contained herein.

         8. Accredited Investor. The Holder represents and warrants to, and covenants with, the Company that: (a) the Investor is an "accredited investor" as defined in Regulation D under the Securities Act and the Investor is also knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of this Note, and has had the opportunity to request, receive, review and consider all information that it deemed relevant in making an informed decision to purchase this Note; (b) the Holder is acquiring the Note in the ordinary course of its business and for its own account for investment only and with no present intention of distributing this Note or any arrangement or understanding with any other persons regarding the distribution of this Note; (c) the Holder will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) this Note except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder or exemptions therefrom;
and (d) the Holder, in connection with its decision to purchase this Note, relied only upon the Exchange Act Documents, any materials requested and received pursuant to clause (a) above and the representations and warranties of the Company contained in the Purchase Agreement. The Holder understands that neither the offering nor the acquisition of this Note has been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Holder's investment intent as express herein.

         9. Loss, Theft, Destruction or Mutilation of Note. The Company represents and warrants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of a Note or stock certificate, and in case of loss, theft or

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destruction, of indemnity of security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Note or stock certificate, if mutilated, the Company will make and deliver a new Note or stock certificate of like tenor and dated as of such cancellation, in lieu of this Note or stock certificate.

         10. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

         11. Transfer. The Investor shall not effect any disposition of this Note or its right to purchase the Conversion Shares except as provided in
Section 6.2 of the Purchase Agreement.

         12. Waiver. THE COMPANY HEREBY WAIVES, TO THE EXTENT PERMITTED BY
APPLICABLE LAW, TRIAL BY JURY in any litigation arising in connection with this Note AND THE COMPANY HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW,
THE RIGHT TO INTERPOSE ANY SET-OFF OR DEDUCTION in connection with any such litigation.

         13. Governing Law; Jurisdiction and Venue. This Note will be governed by, and construed in accordance with, the internal laws of the State of Minnesota, without giving effect to the principles of conflicts of law. The
Company hereby consents to the non-exclusive jurisdiction of any court of the State of New York, County of New York and waives any objection based on venue or forum non conveniens with respect to any action arising under or related to this Note.

         14. Notices. All notices, requests, consents and other communications hereunder will be in writing, will be mailed (a) if within the United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, by facsimile or e-mail, or (b) if delivered from outside the United States, by international express courier, facsimile or e-mail. All such notices will be deemed given (i) if delivered by first-class registered or certified mail, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one business day after so mailed, (iii) if delivered by International Federal Express, two business days after so mailed, and (iv) if delivered by facsimile or e-mail, upon electronic confirmation of receipt and will be delivered as addressed to the e-mail address furnished by the parties to each other or by mail as follows:

                           If to the Company, to:

                           MGI PHARMA, Inc.
                           5775 West Old Shakopee Road
                           Suite 100
                           Bloomington, Minnesota 55437
                           Attn:  William C. Brown, Chief Financial Officer

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                           With a copy to:

                           Dorsey & Whitney, LLP
                           Suite 1500
                           50 South Sixth Street
                           Minneapolis, Minnesota 55402
                           Attn:  Timothy S. Hearn, Esq.

                           If to the Investor, to:

                           Deerfield Management Company
                           780 Third Avenue--37th Floor
                           New York, New York 10017
                           Attn:  Arnold Snider

                           With a copy to:

                           Seward & Kissel LLP
                           One Battery Park Plaza
                           New York, New York 10004
                           Attn:  Gary Wolfe, Esq.

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         IN WITNESS WHEREOF, the Company has caused this Note to be executed and delivered by a duly authorized officer.

                                        MGI PHARMA, INC.

                                        By:
                                            -----------------------------------
                                        Name:
                                              ---------------------------------
                                        Title:
                                               --------------------------------

Name and Address of Holder:
---------------------------


---------------------------

---------------------------

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                                   CONVERSION
                (To be signed only upon conversion of this Note)


         The undersigned hereby irrevocably elects to convert this Note or portion below designated ($1,000 or an integral multiple thereof), into shares of common stock of the Company and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of an delivered to the undersigned unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned has paid all transfer taxes payable with respect thereto.

Dated: _____

                                                ---------------------------
                                                         Signature

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
     If shares are to be issued other            Social Security or other            Portion to be converted
              than to Holder                      Tax Identification No.               (if less than all):
--------------------------------------------    ----------------------------    ----------------------------------

                                                                                $
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

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                                   ASSIGNMENT
                 (To be signed only upon transfer of this Note)


         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________ $_____ in aggregate principal amount of this Note and appoints ___________________________________ attorney to transfer such right on the books of [Issuer], with full power of substitution in the premises.

Dated:________________


                                 -----------------------------------------------
                                                   Signature


                                 -----------------------------------------------
                                 Social Security or other Tax Identification No.




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Please print name and complete address